UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 22, 2010

BUCKEYE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

State of Delaware	33-60032	62-1518973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

(901) 320-8100
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.  REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

Reference is made to the Amended and Restated Credit Agreement dated July 25, 2007 among the Buckeye Technologies Inc. (the "Company"); Bank of America NA; Banc of America Securities LLC; Citizens Bank of Pennsylvania; Cobank, ACB; Regions Bank; and the other lenders party thereto (filed as an Exhibit 10.10 to the Company’s Current Report on Form 8-K, filed on July 31, 2007) (the “Original Credit Agreement”);

On October 22, 2010, the Company, the Subsidiary Guarantors named therein, Bank of America, N.A. as Administrative Agent, Swing Line Lender and L/C Issuer, the other lenders party thereto, and Citizens Bank of Pennsylvania as Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger and Sole Book Manager and J.P. Morgan Securities LLC, and Regions Capital Markets, A Division of Regions Bank as Joint Lead Arrangers entered into a Second Amended and Restated Credit Agreement (the “Second Amended and Restated Credit Agreement”). The Second Amended and Restated Credit Agreement extends the maturity date of the facility to October 22, 2015, increases the maximum committed borrowing capacity to $300 million and includes an "accordion" feature providing for the option to increase the size of the facility by an additional $100 million. The Company plans to use the proceeds from this facility to refinance its existing senior credit facility and for general corporate purposes.

The interest rate applicable to borrowings under the Second Amended and Restated Credit Agreement is the agent’s prime rate plus 0.75% to 1.75% or a LIBOR based rate ranging from LIBOR plus 1.75% to LIBOR plus 2.75% depending on the Consolidated Leverage Ratio of the company.  Initial pricing was set at prime rate plus 1.00% for base rate loans and LIBOR + 2.00% for LIBOR loans.

The Second Amended and Restated Credit Agreement also contains customary covenants, including, but not limited to, restrictions on:
•	incurrence of liens
•	incurrence of additional debt
•	sales of assets
•	investments
•	distributions, including payment of dividends and share repurchases

In addition, the Second Amended and Restated Credit Agreement requires maintenance of two financial covenants.  The first is a Consolidated Leverage Ratio based on total debt divided by trailing twelve month EBITDA which cannot exceed 3.50:1.00 in years 1 and 2 of the agreement and steps down to 3.25:1.00 in years 3 and 4 and to 3.00:1.00 in year 5.  The second is a fixed charge coverage ratio based on trailing twelve month EBITDA less cash taxes less regularly quarterly cash dividends divided by consolidated cash interest charges plus regularly scheduled principal payments on debt plus maintenance capital expenditures.   This fixed charge coverage ratio cannot be less than 1.25X.  These covenants are described more fully in the Credit Agreement, to which reference is made for a complete statement.

Borrowings under the Second Amended and Restated Credit Facility are secured by (i) the capital stock of the Company’s direct and indirect material domestic subsidiaries; (ii) all intercompany debt; and (iii) substantially all real and personal property of the Company and its material domestic subsidiaries.

The foregoing description of the Second Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

SECTION 2.  FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference. The Second Amended and Restated Credit Agreement, while creating no new aggregate indebtedness for the Company, increases the maximum potential borrowings thereunder and extends the maturity of the indebtedness under the Existing Credit Facility to October 22, 2015.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed as part of this Report.

Exhibit Number	Description

99.1	Second Amended and Restated Credit Agreement dated October 22, 2010 (filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

By:	/s/ Steven G. Dean
Steven G. Dean
Senior Vice President and Chief Financial Officer
Date: October 28, 2010